UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 13, 2022

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5750 Genesis Court, Suite 220

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2022, Verde Bio Holdings, Inc. (the “Company”) announced that it had entered into an agreement (“Agreement”) for certain production, media analysis, and procurement services (the “Services”) with New to the Street Group LLC (the “Consultant”) whereby Consultant agreed to perform the Services in exchange for monthly payments of $10,000 and a total of 13,000,000 shares of restricted common stock.

A form of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Agreement. The disclosure contained in Item 1.01 with respect to the Agreement is hereby incorporated by reference in its entirety into this Item 3.02.

The shares of common stock were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1	Agreement dated May 13, 2022

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 7th day of June, 2022.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott A. Cox
	Name:	Scott A. Cox
	Title:	Chief Executive Officer